                                                                    EXHIBIT 6(a)





                          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of KILICO Flexible Premium Variable Universal Life Insurance Policies - KILICO Variable Separate Account.

We consent to the inclusion in this registration statement on Form S-6 (File No. 333-88845) of our report dated February 19, 1999, on our audit of the financial statements of KILICO Variable Separate Account and to the reference to our firm under the caption "Experts."

                                                      PricewaterhouseCoopers LLP


Chicago, Illinois
January 28, 2000

                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of KILICO Flexible Premium Variable Universal Life Insurance Policies - KILICO Variable Separate
 Account

We consent to the inclusion in this registration statement on Form S-6 (File No. 333-88845) of our report dated March 12, 1999, on our audit of the consolidated financial statements of Kemper Investors Life Insurance Company and to the reference to our firm under the caption "Experts."



PricewaterhouseCoopers LLP
Chicago, Illinois
January 28, 2000